UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

ENVIROSAFE, CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52407	94-3251254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Naner Street, Wanshou Road, Suite 602 Haizhu District, Guangzhou, P.R. China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 954-424-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by Envirosafe Corp., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 7, 2008, the Registrant announced the appointment of Mr. Liu, Baolong to the position of Chief Financial Officer of the Registrant as approved by the Board of Directors, and effective immediately.

Mr. Liu Baolong ("Mr. Liu") was 27 years old.  After his graduation with bachelor degree in Accounting from Zhong Nan Finance University, Mr. Liu obtained the certificate of China Certified Public Account and worked in Guangdong HengXing DeLv CAP Firm as the project manager from 2004 to 2005, in charge of auditing for the domestic companies. From 2006 to 2008, Mr. Liu worked in Shenzhen Peng Cheng CPA Firm for auditing the public companies listing on the Exchanges in China and Hong Kong. The major clients included Northeast Electricity Company, Shen Yang Yin Ji Development Holding Company, and Wu Zhou Transportation Company.

Mr. Liu will be in charge of internal control of our financing department, budgeting, financial projection and other investment related projects during his appointment as the Chief Financial Officer of the Registrant.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Liu had or is to have a direct or indirect material interest.

On August 7, 2008, Mr. Chi, Shiyou resigned as Chief Financial Officer of the Registrant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

ENVIROSAFE CORP.

DATED: August 7, 2008	By:	/s/ Guo, Yan Bin
Guo, Yan Bin President